UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 2, 2008

LANTRONIX, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-16027	33-0362767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15353 Barranca Parkway
Irvine, California 92618
(Address of principal executive offices, including zip code)

(949) 453-3990
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities

On July 2, 2008, Lantronix, Inc., a Delaware corporation (the “Company”), announced that it implemented a restructuring plan on June 30, 2008 designed to improve customer focus, operate more efficiently and position the Company for profitability.

As part of the restructuring plan, the Company initiated a workforce reduction of 10 employees from the senior-level ranks of its Sales, Marketing, Operations and Engineering groups.  The workforce reduction reduces annual expenses by approximately $2.0 million although a portion of the $2.0 million annual savings will be reinvested in the Company to improve skill mix.  The Company expects to incur an estimated restructuring charge ranging from $700,000 to $800,000 for employee severance and related costs in the fourth fiscal quarter of 2008.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1 of this Current Report.

Item 9.01    Financial Statements and Exhibits.

(d)

99.1	Press Release dated July 2, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2008	LANTRONIX, INC., a Delaware corporation

By:	/s/ Reagan Y. Sakai
Reagan Y. Sakai Chief Executive Officer